Exhibit 10.2

LINDBLAD EXPEDITIONS HOLDINGS, INC.

November 11, 2020

David Goodman

(via email)

Re:	Equity Compensation

Dear David:

Reference is made to that certain Employment Agreement by and between you and Lindblad Expeditions Holdings, Inc. (the “Company”), dated as of November 9, 2020 (the “Employment Agreement”). Capitalized terms not defined herein have the meanings set forth in the Employment Agreement.

This letter is to confirm our agreement that (i) the number of Options to be granted to you pursuant to Section 2(c)(i) of the Employment Agreement will be reduced to 310,000 Options, and (ii) in addition to the Options, you will be granted 90,000 Restricted Stock Units (as defined in the LTIP) (the “RSUs”). The Options and RSUs will be granted to you pursuant to the LTIP on the date of this letter and the Options will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of this letter. The vesting terms set forth in Section 2(c)(i) of the Employment Agreement will apply to both the Options and the RSUs.

Except as expressly set forth herein, the terms of the Employment Agreement remain unchanged and in full force and effect.

Very truly yours, LINDBLAD EXPEDITIONS HOLDINGS, INC. By: Name: Title:

Acknowledged, agreed and accepted as of November 11, 2020:

________________________________

David Goodman